                                                                    EXHIBIT 23.2
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-3 of our reports, which include explanatory paragraphs relating to the change in method of accounting for investments and income taxes in 1993, on our audits of the financial statements of Susquehanna Bancshares, Inc. prior to the pooling with Atlanfed Bancorp, Inc., dated February 13, 1995, and as restated for the pooling, dated February 13, 1995, except for note 2 as to which the date is April 1, 1995. We also consent to the reference to our firm under the caption "Experts".


                                                    COOPERS & LYBRAND L.L.P.


Harrisburg, PA
November 22, 1995